EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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Name of Subsidiary                               State of Incorporation
------------------                               ----------------------

Aerostar International, Inc.                          South Dakota

Beta Raven, Inc.                                      Missouri

GTH, Inc.                                             Minnesota
(formerly known as Glasstite, Inc.)